Exhibit 99.1

Enertopia Corporation Provides Technology and Patent Update

Kelowna, British Columbia--(Newsfile Corp. - May 24, 2023) - Enertopia Corporation (OTCQB: ENRT) and (CSE: ENRT) ("Enertopia'' or the "Company") a company focused on building shareholder value through a combination of our Nevada lithium claims, intellectual property, & pending patents in the green technology space, is very pleased to provide the following lithium project update.

The Company has received first comments from the USPTO (United States Patent and Trademark Office) on non provisional patents 17/751,300 (Solar Energy Collector System), 17/751,305 (Heat Recovery System), 17/888,320 (Water Producing System for a Liquid Transfer Mat). We expect to file our responses in September of this year. Currently the platforms are finally being built, as the record rains in California this past winter made the ground saturated, and footings were unable to be dug and set. This part of the project is expected to be completed shortly, and then the modules with our technology (pictured below) will be mounted. Once the assembly is completed, we will provide photos of the testbed array.

Solar Booster

We are also excited to announce that all the regulatory sales paperwork for our Energy Management System has been completed. We are expected to have more frequent announcements after two years of testing and paperwork on our multiple non provisional patents.

"The Enertopia team of consultants looks forward to continuing to move ahead on our developing Lithium and technology assets." Stated President Robert McAllister.

For additional project details please visit our website at https://enertopia.com/

About Enertopia

Defines itself as an Environmental Solutions Company focused on using modern technology on extracting lithium and verifying or sourcing other intellectual property in the EV & green technologies to build shareholder value.

Enertopia shares are quoted in the United States and Canada under ticker symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1-888-ENRT201.

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mining or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that the drilling will result in an economic deposit or have any positive impact on Enertopia. There can be no assurance that the four pending patents will become patents and have a positive impact on Enertopia. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The OTC and CSE have not reviewed and does not accept responsibility for the adequacy or accuracy of this release.